Exhibit 99.1

El Paso Electric Announces Expiration and Results of Debt Tender Offer

NEWS RELEASE
Contact:
Media: Teresa Souza, 915-543-5823
Analysts: Rachelle Williams, 915-543-2257
June 3, 2005

      El Paso Electric (NYSE:EE) announced today the final results of its previously announced cash tender offer (the “Tender Offer”) for its 8.90% Series D First Mortgage Bonds due February 1, 2006 (the “Series D Bonds”) and its 9.40% Series E First Mortgage Bonds due May 1, 2011 (the “Series E Bonds”, and together with the Series D Bonds, the “Bonds”). The Tender Offer commenced on May 5, 2005, and expired at 11:59 p.m., New York City time, on Thursday, June 2, 2005. As previously announced, on May 17, 2005, the Company paid $288,567,624.41 in total for all Bonds tendered by 5:00 p.m., New York City time, on May 16, 2005 (the “Early Tender Date”). At final settlement, which is expected to occur on June 7, 2005, the Company will pay approximately $1,288,232.70 in total (including accrued and unpaid interest) for all Bonds tendered and accepted for payment after the Early Tender Date.

      The following table provides the aggregate principal amount tendered and accepted for each series of Bonds including those tendered by the Early Tender Date and those tendered after the Early Tender Date:

Title of Securities	CUSIP Number	Aggregate Principal
		Amount Tendered
Series D Bonds	283677AT9	$117,293,000
Series E Bonds	283677AU6	$151,238,000

     EPE will use a portion of the net proceeds from the sale of its 6% Senior Notes due May 15, 2035, which closed on May 17, 2005, to purchase the remaining Bonds tendered in the Tender Offer.

     EPE retained Credit Suisse First Boston LLC to serve as Dealer Manager, U.S. Bank National Association to serve as the Depositary Agent and MacKenzie Partners, Inc. as Information Agent for the Tender Offer.

     El Paso Electric is a regional electric utility providing generation, transmission and distribution service to approximately 332,000 retail and wholesale customers in a 10,000 square mile area of the Rio Grande valley in west Texas and southern New Mexico. EPE has a net installed generation capacity of approximately 1,500 MW. EPE’s common stock trades on the New York Stock Exchange under the symbol EE.

Safe Harbor for Forward-Looking Statements

     This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EPE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EPE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Units 1 and 3 and other costs at the Palo Verde Nuclear Generating Station; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the Federal Energy Regulatory Commission investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EPE in its public filings with the Securities and Exchange Commission. EPE’s filings are available from the Securities and Exchange Commission or may be obtained through EPE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EPE cautions that these risks and factors are not exclusive. EPE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EPE except as required by law.